                                                                    EXHIBIT 10.3


                                                                  EXECUTION COPY



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                         LLC INTEREST PURCHASE AGREEMENT


                                 BY AND BETWEEN

                              INTEGRITY MEDIA, INC.


                                       AND


                                 JEFFORY MOSELEY
                                 CARMEN MOSELEY
              JEFF AND CARMEN MOSELEY CHARITABLE REMAINDER UNITRUST



                            DATED AS OF JUNE 28, 2002




================================================================================



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                                TABLE OF CONTENTS



ARTICLE 1         DEFINITIONS.....................................................................................1

   SECTION 1.1       CERTAIN DEFINITIONS..........................................................................1
   SECTION 1.2       SINGULAR AND PLURAL..........................................................................6

ARTICLE 2         PURCHASE AND SALE OF INTERESTS..................................................................6

   SECTION 2.1       PURCHASE AND SALE OF INTERESTS...............................................................6
   SECTION 2.2       PURCHASE PRICE...............................................................................6
   SECTION 2.3       CASH DISTRIBUTION............................................................................7
   SECTION 2.4       PLACE AND DATE OF CLOSING; CLOSING DELIVERIES................................................7
   SECTION 2.5       WIRE TRANSFERS...............................................................................8

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF SELLERS.......................................................8

   SECTION 3.1       TITLE TO INTERESTS; CAPITAL CONTRIBUTION; CORPORATE EXISTENCE AND POWER......................8
   SECTION 3.2       AUTHORITY....................................................................................8
   SECTION 3.3       GOVERNMENTAL AUTHORIZATION...................................................................8
   SECTION 3.4       NON-CONTRAVENTION............................................................................9
   SECTION 3.5       OWNERSHIP OF INTERESTS.......................................................................9
   SECTION 3.6       OWNERSHIP OF ASSETS..........................................................................9
   SECTION 3.7       FINANCIAL STATEMENTS........................................................................10
   SECTION 3.8       ABSENCE OF CERTAIN CHANGES..................................................................10
   SECTION 3.9       ABSENCE OF UNDISCLOSED LIABILITIES..........................................................11
   SECTION 3.10      MATERIAL CONTRACTS..........................................................................11
   SECTION 3.11      LITIGATION..................................................................................13
   SECTION 3.12      COMPLIANCE WITH APPLICABLE LAWS.............................................................14
   SECTION 3.13      ENVIRONMENTAL COMPLIANCE....................................................................14
   SECTION 3.14      PERSONAL PROPERTY...........................................................................14
   SECTION 3.15      REAL PROPERTY...............................................................................15
   SECTION 3.16      INTELLECTUAL PROPERTY.......................................................................15
   SECTION 3.17      EMPLOYEE BENEFIT PLANS; ERISA...............................................................16
   SECTION 3.18      LABOR AND EMPLOYMENT MATTERS................................................................17
   SECTION 3.19      TAX MATTERS.................................................................................17
   SECTION 3.20      BROKERAGE AND FINANCIAL ADVISERS............................................................18
   SECTION 3.21      CONSENTS AND APPROVALS......................................................................18

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF BUYER........................................................18

   SECTION 4.1       CORPORATE EXISTENCE AND POWER...............................................................19
   SECTION 4.2       AUTHORITY...................................................................................19
   SECTION 4.3       GOVERNMENTAL AUTHORIZATION..................................................................19
   SECTION 4.4       NON-CONTRAVENTION...........................................................................19
   SECTION 4.5       BROKERAGE AND FINANCIAL ADVISERS............................................................20
   SECTION 4.6       SUFFICIENT FUNDS............................................................................20

ARTICLE 5         COVENANTS......................................................................................20

   SECTION 5.1       CONDUCT OF BUSINESS.........................................................................20
   SECTION 5.2       CERTAIN TRANSACTIONS........................................................................21
   SECTION 5.3       INVESTIGATIONS; PRE-CLOSING ACCESS..........................................................21
   SECTION 5.4       POST-CLOSING ACCESS.........................................................................21
   SECTION 5.5       FILINGS; OTHER ACTIONS; NOTIFICATIONS.......................................................22
   SECTION 5.6       FURTHER ASSURANCES..........................................................................22

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

   SECTION 5.7       EXPENSES....................................................................................22
   SECTION 5.8       TAX MATTERS.................................................................................23
   SECTION 5.9       DISCLOSURE SUPPLEMENTS......................................................................24
   SECTION 5.10      CERTAIN EMPLOYEE MATTERS....................................................................25
   SECTION 5.11      NEGOTIATION OF MARKETING DISTRIBUTION AGREEMENT.............................................25
   SECTION 5.12      PUBLICITY...................................................................................25
   SECTION 5.13      COMPANY HEADQUARTERS........................................................................25
   SECTION 5.14      ABANDONMENT OF TRADEMARK....................................................................25

ARTICLE 6         CONDITIONS TO CLOSING..........................................................................25

   SECTION 6.1       CONDITIONS TO OBLIGATIONS OF EACH PARTY.....................................................26
   SECTION 6.2       CONDITIONS TO OBLIGATIONS OF SELLERS........................................................26
   SECTION 6.3       CONDITIONS TO OBLIGATIONS OF BUYER..........................................................26

ARTICLE 7         TERMINATION....................................................................................28

   SECTION 7.1       TERMINATION BY MUTUAL CONSENT...............................................................28
   SECTION 7.2       TERMINATION BY EITHER SELLERS OR BUYER......................................................28
   SECTION 7.3       TERMINATION BY SELLERS......................................................................28
   SECTION 7.4       TERMINATION BY BUYER........................................................................28
   SECTION 7.5       EFFECT OF TERMINATION AND ABANDONMENT.......................................................28

ARTICLE 8         INDEMNIFICATION................................................................................29

   SECTION 8.1       SURVIVAL....................................................................................29
   SECTION 8.2       OBLIGATION OF SELLERS TO INDEMNIFY..........................................................29
   SECTION 8.3       OBLIGATION OF BUYER TO INDEMNIFY............................................................29
   SECTION 8.4       NOTICE OF LOSS, ASSERTED LIABILITY..........................................................30
   SECTION 8.5       OPPORTUNITY TO CONTEST......................................................................30
   SECTION 8.6       SETTLEMENT..................................................................................31
   SECTION 8.7       PROCEDURES FOR INDEMNIFICATION..............................................................31
   SECTION 8.8       LIMITATIONS ON INDEMNIFICATION..............................................................31
   SECTION 8.9       SOLE REMEDY.................................................................................32
   SECTION 8.10      CERTAIN REDUCTIONS; SUBROGATION RIGHTS......................................................32
   SECTION 8.11      EFFECT OF INDEMNIFICATION...................................................................32
   SECTION 8.12      ARBITRATION.................................................................................32

ARTICLE 9         MISCELLANEOUS..................................................................................33

   SECTION 9.1       ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES..............................................33
   SECTION 9.2       AMENDMENTS..................................................................................33
   SECTION 9.3       WAIVERS.....................................................................................33
   SECTION 9.4       ASSIGNMENT..................................................................................34
   SECTION 9.5       NOTICES.....................................................................................34
   SECTION 9.6       GOVERNING LAW...............................................................................35
   SECTION 9.7       COUNTERPARTS................................................................................35
   SECTION 9.8       CAPTIONS....................................................................................35
   SECTION 9.9       INTERPRETATIONS.............................................................................35
   SECTION 9.10      SEVERABILITY................................................................................35


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                                    EXHIBITS
                                    --------

   Exhibit A                          Moseley Employment Agreement
   Exhibit B                          Employee Retention and Severance Agreement



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                                                                  EXECUTION COPY


                         LLC INTEREST PURCHASE AGREEMENT


         THIS LLC INTEREST PURCHASE AGREEMENT (this "Agreement"), dated as of June 28, 2002, is entered into by and between INTEGRITY MEDIA, INC., a Delaware corporation ("Buyer"), and Jeffory Moseley, an individual resident of the State of Tennessee, Carmen Moseley, an individual resident of the State of Tennessee, and the Jeff and Carmen Moseley Charitable Remainder Unitrust (collectively, "Sellers").

                                    RECITALS:

         WHEREAS, Sellers own all of the limited liability company interests (the "Interests") of M2 Communications, L.L.C., a Tennessee limited liability company ("Company"); and

         WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, all of the Interests of the Company.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.1       CERTAIN DEFINITIONS.

                  (a) The following capitalized terms shall have the respective meanings set forth below:

         "Affiliate" means, with respect to a specified Person, at the time in question, any other Person controlling, controlled by or under common control with the specified Person.

         "Applicable Law" means any domestic or foreign federal, state or local constitution, statute, law, ordinance, rule, administrative interpretation, regulation, order, judgment or decree applicable to the parties hereto.

         "Artists" means the featured performers or artists whose performances are embodied in or on the Master Recordings.



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         "Available Cash" means, using the accrual basis of accounting, the sum of (1) the current cash balance on May 31, 2002 as shown on the May Balance Sheet and (2) the amount of any accounts receivable on the May Balance Sheet that are collected between May 31, 2002 and the date two (2) Business Days before the Closing Date; less, as reflected on the May Balance Sheet, the sum of
(1) all unpaid invoices for Liabilities incurred; (2) all unpaid payroll or bonuses due to employees; (3) all accrued or unpaid Taxes, including without limitation payroll taxes and sales taxes; (4) any balance due to banks or lending institutions; and (5) all accrued royalties required to be accrued under GAAP due under provisions of any Contract pursuant to which the Company or any of its subsidiaries has any rights or benefits or undertakes any obligations or Liabilities.

         "Books and Records" means the books of accounts, minute books, membership interest record books and other records of the Company and its subsidiaries.

         "Business" means the business of the Company or any of its subsidiaries as presently conducted and as proposed to be conducted.

         "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Tennessee are permitted or obligated by Applicable Law to be closed.

         "Buyer Material Adverse Effect" means any circumstances, change in, or effect on the Buyer or its business that, individually or when taken together with all other related circumstances, changes in or effects on the Buyer or its business is materially adverse to the condition (financial or otherwise), results of operations, earnings, business, assets (including intangible assets) or prospects of the Buyer.

         "Closing" means the consummation of the transactions contemplated by this Agreement.

         "Closing Date" means the date on which the Closing actually occurs.

         "Code" means the Internal Revenue Code of 1986, as amended. Any citation to a provision of the Code includes a citation to any successor provision.

          "Contract" means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease or obligation of any kind or character to which any Person is a party or that is binding on any Person or its assets or business.

          "December Balance Sheet" means an unaudited internally prepared consolidated balance sheet of the Company and Magnificat Music, L.L.C. as of December 31, 2001, using the accrual basis of accounting and mutually agreed upon by Sellers and Buyer.

         "Environmental Laws" means any federal, state or local laws, rules or regulations, and any orders or decrees, relating to the regulation or protection of the natural environment or to releases or threatened releases of Hazardous Materials into the

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soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, stream sediments, ambient air (including indoor air) and any other environmental medium or natural resource.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all final and temporary regulations thereunder.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Authority" means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body.

         "Guaranteed Indebtedness" of any Person means all Indebtedness of any Person that is either (i) guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (c) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether or not such property is received or such services are rendered and any agreement to maintain working capital or other balance sheet condition) or (d) otherwise to assure the holder of such Indebtedness against loss, or (ii) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including without limitation accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Hazardous Materials" means any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "Indebtedness" means, for any Person without double counting, (a) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services, (b) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (c) all obligations under leases that are or should be, in accordance with GAAP, recorded



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as capital leases in respect of which such Person is liable as lessee, (d)
liabilities in respect of unfunded vested benefits under any Plan, (e) all obligations owed pursuant to any interest rate hedging arrangement and (f) all Guaranteed Indebtedness.

         "Knowledge" means, with respect to Sellers, those facts that are known or should reasonably have been known after due inquiry by each of the following individuals: Jeffory Moseley and Carmen Moseley; and with respect to Buyer, those facts that are known or should reasonably have been known after due inquiry by each of the following individuals: P. Michael Coleman, Jerry W. Weimer, Donald S. Ellington, Don Mayes and Jeff McAlister.

         "Liabilities" means obligations of any nature, whether absolute, accrued, contingent or otherwise, whether due or to become due and whether or not required to be reflected or reserved against on a balance sheet under GAAP.

         "Lien" means any claim, charge, conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, security interest or other security arrangement, on or with respect to any asset or property.

         "Loss" means any loss, damage, liability, claim, diminution in value, cost or expense, including, but not limited to, reasonable attorneys' fees.

         "Master Recordings" means the original material object in which sounds, with or without visual images, are fixed by any method now known or hereafter developed and from which sounds, with or without visual images, can be perceived, reproduced or otherwise communicated, either directly or with the aid of a machine, device or process including outtakes, unused portions and similar material relating to the above.

         "May Balance Sheet" means an unaudited internally prepared consolidated balance sheet of the Company and Magnificat Music, L.L.C. as of May 31, 2002, using the accrual basis of accounting and mutually agreed upon by Sellers and Buyer.

         "Moseley Employment Agreement" means the employment agreement entered into between Jeffory Moseley and Integrity Media, Inc. dated June 28, 2002, which contains a reasonable covenant not to compete and is attached to this Agreement as Exhibit A.

         "Order" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any Governmental Authority, or any binding determination pursuant to arbitration or other similar alternative dispute resolution forum.

         "Permits" means all licenses, permits, orders, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws or governmental or regulatory bodies.



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         "Permitted Liens" means (i) Liens for Taxes not yet due and payable,
(ii) any minor imperfection of title that does not materially interfere with the present use or the continuation of such present use in the Business, (iii) materialmen's or similar liens or obligations arising in the ordinary course of business securing accrued obligations not yet due and payable, (iv) purchase money Liens arising in the ordinary course of business, and (v) Liens reflected in the December Balance Sheet and May Balance Sheet.

         "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

         "Sellers Material Adverse Effect" means any circumstances, change in, or effect on the Company, any of its subsidiaries or its Business that, individually or when taken together with all other related circumstances, changes in or effects on the Company, any of its subsidiaries or its Business is materially adverse to the condition (financial or otherwise), results of operations, earnings, business, assets (including intangible assets) or prospects of the Company or any of its subsidiaries.

         "Tax" means any federal, state, local or foreign income, premium, payroll, withholding, excise, sales, use, gains, transfer, real and personal property, use and occupation, capital stock, franchise or other tax, assessment or governmental charge, including interest and penalties thereon.

         "Tax Dispute Resolution Mechanism" shall mean the following procedure:
The parties will in good faith attempt to negotiate a settlement of the dispute. If the parties are unable to negotiate a resolution of the dispute within fifteen (15) days, the dispute will be submitted to any independent accounting firm of nationally recognized standing reasonably satisfactory to the Buyer and the Sellers (the "Tax Dispute Accountants"). The parties will present their arguments to the Tax Dispute Accountants within five (5) days after submission of the dispute to the Tax Dispute Accountants. The Tax Dispute Accountants will resolve the dispute, in a fair and equitable manner and in accordance with the applicable Tax law and this Agreement, within fifteen (15) days after the parties have presented their arguments to the Tax Dispute Accountants, but in no case later than ten (10) days prior to the due date of the applicable Tax Return. The fees and expenses of the Tax Dispute Accountants in resolving a dispute will be borne by the party whose position is determined to be the least correct by the Tax Dispute Accountants.

         (b) The capitalized terms set forth below shall have the meanings ascribed thereto in the referenced sections:



                  TERM                                                 SECTION
                  ----                                                 -------

                  Agreement                                            1st Paragraph
                  Asserted Liability                                   8.4
                  Benefit Plans                                        3.17(a)


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

                  TERM                                                 SECTION
                  ----                                                 -------

                  Buyer                                                1st Paragraph
                  Cash Distribution                                    2.3
                  Claims Notice                                        8.4
                  Company                                              2nd Paragraph
                  Contest Notice                                       8.5
                  Distribution Releases                                6.3(g)Indemnified Party
                                                                       8.4
                  Indemnifying Party                                   8.4
                  Intellectual Property                                3.16(a)
                  Interests                                            2nd Paragraph
                  Leased Real Property                                 3.15(b)
                  Material Contracts                                   3.10(a)
                  Owned Personal Property                              3.14(b)
                  Personal Property Leases                             3.14(a)
                  Pre-Closing Tax Returns                              5.8(a)(i)
                  Pre-Signing Matter                                   5.9
                  Post-Signing Matter                                  5.9
                  Purchase Price                                       2.2
                  Real Property Leases                                 3.15(b)
                  Released Parties                                     8.2(c)
                  Sellers                                              1st Paragraph
                  Straddle Period Tax Returns                          5.8(b)(i)
                  Tax Returns                                          3.19(a)
                  Termination Date                                     7.2
                  Threshold Amount                                     8.7(a)
                  Trademark Litigation                                 8.2(c)
                  Trademark Opposition                                 8.2(c)



         SECTION 1.2 SINGULAR AND PLURAL. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.


                                    ARTICLE 2
                         PURCHASE AND SALE OF INTERESTS

         SECTION 2.1 PURCHASE AND SALE OF INTERESTS. On the Closing Date, upon the terms and subject to the conditions of this Agreement, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Interests.

         SECTION 2.2 PURCHASE PRICE. On the Closing Date, upon the terms and subject to the conditions of this Agreement, Buyer shall pay to Sellers the aggregate amount of $4,878,786 in cash (the "Purchase Price") for the Interests.

         SECTION 2.3 CASH DISTRIBUTION. On the Closing Date, upon the terms and subject to the conditions of this Agreement, Sellers may cause the Company to distribute to Jeffory Moseley up to $1,500,000 from Available Cash (the "Cash Distribution").



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         SECTION 2.4       PLACE AND DATE OF CLOSING; CLOSING DELIVERIES.

         (a) The Closing shall take place at the offices of Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia, at 10:00 a.m. Eastern Time on June 28, 2002, or on such other date as the parties may agree to in writing. Subject to completion, the Closing shall be deemed effective as of 12:01 a.m. on the Closing Date.

         (b) At the Closing, Sellers shall execute and/or deliver to Buyer, the following:

                  (i) assignment of membership interest in the Company executed by Jeffory Moseley;

                  (ii) assignment of membership interest in the Company executed by Carmen Moseley;

                  (iii) assignment of membership interest in the Company executed by the Jeff and Carmen Moseley Charitable Remainder Unitrust;

                  (iv) the documents and instruments specified in Section 6.3;

                  (v) the Moseley Employment Agreement, executed by Jeffory Moseley;

                  (vi) evidence of receipt of all consents identified on
         SCHEDULE 6.3; and

                  (vii) the Distribution Releases executed by Carmen Moseley and the Jeff and Carmen Moseley Charitable Remainder Unitrust.

         (c) At the Closing, Buyer shall execute and/or deliver to Sellers the following:

                  (i) a cash payment equal to the amount of the Purchase Price paid in accordance with the instructions listed on SCHEDULE 2.4;

                  (ii) the documents and instruments specified in Section 6.2;
         and

                  (iii) the Moseley Employment Agreement executed by Buyer.

         SECTION 2.5 WIRE TRANSFERS. Any payment of cash required under this Agreement shall be paid to the recipient in immediately available funds, United States Dollars, by means of a wire transfer, if the recipient provides to the payer appropriate wire transfer instructions at least two Business Days prior to the required date of payment, and otherwise by means of a certified check.




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                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers hereby represent and warrant to Buyer as follows:

         SECTION 3.1 TITLE TO INTERESTS; CAPITAL CONTRIBUTION; CORPORATE EXISTENCE AND POWER. Sellers represent, warrant and covenant to Buyer that: (i) Sellers are the lawful owners of the Interests, and Sellers have hereby transferred to Buyer good and marketable title thereto, free and clear of any and all liens, claims or encumbrances; (ii) the Interests represent all outstanding limited liability company interests in the Company; and (iii) no Person has any agreement or option or any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option for the purchase of the Interests. Sellers represent, warrant and covenant to Buyer that as of the date hereof any and all of the capital contributions to the Company or any of its subsidiaries required to be made by the holders of the Interests have been made. The Company and Magnificat Music, L.L.C. are limited liability companies duly organized, validly existing and in good standing under the laws of the State of Tennessee and have all corporate powers required to carry on their businesses as now conducted. The Jeff and Carmen Moseley Charitable Remainder Unitrust was validly formed and is validly existing under Applicable Law, and Jeffory Moseley and Carmen Moseley are the only two trustees of the Jeff and Carmen Moseley Charitable Remainder Unitrust, and thus, have the authority to act on behalf of and bind the Jeff and Carmen Moseley Charitable Remainder Unitrust.

         SECTION 3.2 AUTHORITY. Sellers have all requisite power and authority to execute and deliver, and to perform their obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Sellers and, subject to the due execution and delivery by Buyer, will be a valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         SECTION 3.3       GOVERNMENTAL AUTHORIZATION. Except as set forth on
SCHEDULE 3.3, the execution, delivery and performance by Sellers of this Agreement and the consummation of the transactions contemplated hereby do not require Sellers to obtain any consent, approval or action of, make any filing with, or give any notice to, any Governmental Authority.

         SECTION 3.4 NON-CONTRAVENTION. Except as disclosed on SCHEDULE 3.4, the execution, delivery and performance by Sellers of this Agreement and the consummation of the transactions contemplated hereby will not (a) violate any provision of the articles of organization, operating agreement or bylaws of the Company or any of its subsidiaries, (b) violate, conflict with, result in the breach of or default under (or with notice, lapse of time, or both would result in such a breach or default), result in any modification of the effect of, provide the other contracting party the right to terminate or materially amend,



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or require the other contracting party to consent to the assignment or continuation of, any Material Contract to which the Company or any of its subsidiaries is a party, (c) violate any Order against or binding upon Sellers, the Company or any of its subsidiaries, (d) violate any agreement with, or condition imposed by, any Governmental Authority upon Sellers, the Company or any of its subsidiaries, (e) subject to obtaining the governmental authorizations referred to in Section 3.3 hereof, violate any Applicable Law, or
(f) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment or a revocation of, any Permit of the Company or any of its subsidiaries, except for such breaches, violations, defaults, impairments or revocations that would not have a Sellers Material Adverse Effect.

         SECTION 3.5 OWNERSHIP OF INTERESTS. Sellers are the owners of the Interests, free and clear of any Liens and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Interests) and such Interests constitute all of the limited liability company interests of the Company. Sellers will transfer and deliver to Buyer at the Closing valid title to the Interests free and clear of any Liens and any such limitation or restriction. The Company owns all of the outstanding limited liability company interests in Magnificat Music, L.L.C.. Other than the Company's ownership interests in Magnificat Music, L.L.C., neither the Company nor any of its subsidiaries owns, directly or indirectly, any equity or voting interest in, or otherwise controls, any Person, or has any agreement or commitment to acquire any such interest.

         SECTION 3.6 OWNERSHIP OF ASSETS. Except as set forth on SCHEDULE 3.6(A), the Company and its subsidiaries have good and indefeasible or marketable, as appropriate, title to, or a valid leasehold interest in, or valid license to use, the properties and assets it uses, including the Master Recordings listed on SCHEDULE 3.6(B), the properties and assets shown on the December Balance Sheet or May Balance Sheet or acquired thereafter and all assets necessary for the conduct of its Business as presently conducted and as presently proposed to be conducted, except for properties and assets disposed of in the ordinary course of business since the date of the December Balance Sheet and subject to no Liens except for Permitted Liens. Except as described on
SCHEDULE 3.6(A), buildings, equipment and other tangible assets of the Company or any of its subsidiaries necessary for the operation of the Business are in good operating condition in all material respects and are fit for use in the ordinary course of business.

         SECTION 3.7 FINANCIAL STATEMENTS. SCHEDULE 3.7 contains complete and correct copies of the December Balance Sheet and the related unaudited statement of income from operations for the twelve months then ended. The December Balance Sheet and May Balance Sheet (i) are in accordance with the books and records of the Company and Magnificat Music, L.L.C., and (ii) present fairly the financial position of the Company and Magnificat Music, L.L.C. as of the dates indicated. The Quickbook transactions and data files and the artist royalty statements for the period from January 1, 2000 through May 31, 2002, which have been delivered to the Buyer, are complete, accurate and in accordance with the books and records of the Company and Magnificat Music, L.L.C.



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         SECTION 3.8       ABSENCE OF CERTAIN CHANGES. Since December 31, 2001,
except (i) as disclosed on SCHEDULE 3.8 and (ii) for the transactions contemplated hereby, Sellers, the Company and its subsidiaries have conducted the Business in the ordinary course of business consistent with past practices and there has not been:

         (a) any change in the Company's or any of its subsidiaries' limited liability company interests except for transfers by Jeffory Moseley to the Jeff and Carmen Moseley Charitable Remainder Unitrust and transfers by Jeffory Moseley and/or Carmen Moseley of their limited liability company interests in Magnificat Music, L.L.C. to the Company; any assignment of any member's governing rights; any grant of any option or right to purchase limited liability company interests of the Company or any of its subsidiaries; any issuance of any security convertible into such limited liability company interests; any grant of any registration rights with respect to such limited liability company interests; any purchase, redemption, retirement, or other acquisition by the Company or any of its subsidiaries of any of its limited liability company interests.

         (b) any amendment to the articles of organization, operating agreement or bylaws of the Company or any of its subsidiaries;

         (c) any Lien placed on, or any sale or transfer of the Company's or any of its subsidiaries' assets, except for sales or transfers of products and services made in the ordinary course of business consistent with past practice and except for Permitted Liens;

         (d) any capital expenditure except in the ordinary course of business consistent with past practice;

         (e) any material adverse change in the Company's or any of its subsidiaries' business affairs, condition (financial or otherwise) or prospects, or in the Company's or any of its subsidiaries' relationship with any Artist, singer, musician, publisher, producer, customer, supplier, employee or other Person having a business relationship with the Company or any of its subsidiaries;

         (f) any employment, deferred compensation, severance, retirement or other similar agreement (or any amendment to any such existing agreement) offered to or entered into with any employee, any grant of any severance or termination pay or "stay" bonus to any employee, or any change in compensation or other benefits payable to any employee other than merit or tenure increases granted in the ordinary course of business;

         (g) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees, or any lockouts, strikes, slowdowns, work stoppages or any threats thereof by or with respect to any employees; or

         (h) any loans to any employee other than loans to employees in accordance with the terms of the Benefit Plans.



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         SECTION 3.9       ABSENCE OF UNDISCLOSED LIABILITIES.

         (a) Neither the Company nor any of its subsidiaries has any Liabilities, contingent or otherwise, or any unrealized or anticipated losses, except (a) Liabilities that are fully reflected or reserved against in the May Balance Sheet, which reserves are appropriate and reasonable, and (b) Liabilities incurred by the Company or any of its subsidiaries in the ordinary course of business consistent with past practices that are not required by GAAP to be reflected or reserved against on a balance sheet.

         (b) Neither the Company nor any of its subsidiaries is directly or indirectly liable, by guarantee, indemnity or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds with respect to, or obligated to guarantee or assume, any Liability for any person.

         (c) All cash received by the Company and its subsidiaries and held in trust for the benefit or on the account of an Artist or a customer of the Company or any of its subsidiaries has at all times and is currently properly accounted for in accordance with the Contract of each Artist or customer. There has been no violation or breach by the Company, any of its subsidiaries or Sellers, of any law, statute, regulation, fiduciary obligation or agreement with respect to any such cash.

         (d) Neither the Company nor any of its subsidiaries has any long term Indebtedness outstanding as of the date hereof and as of the Closing Date.

         SECTION 3.10      MATERIAL CONTRACTS.

         (a) SCHEDULE 3.10 contains a correct and complete list of all Contracts (other than the Personal Property Leases and Real Property Leases) pursuant to which the Company or any of its subsidiaries has any rights or benefits or undertakes any obligations or liabilities, in each case that requires or could require any party thereto to pay $10,000 or more annually, that is:

                  (i) an agreement, contract, or commitment with any present or former employee or consultant or for the employment of any person, including any consultant, who is engaged in the conduct of the Business;

                  (ii) an agreement, contract, or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products or services are used in the conduct of the Business;

                  (iii) an agreement, contract or commitment of the Company or any of its subsidiaries to perform collection services or similar duties in connection with the Business;



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                  (iv) an agreement with any Artist, singer, musician, publisher or producer who renders services or otherwise participates in the preparation or production of any sound recordings in which the Company or any of its subsidiaries owns, licenses or otherwise controls the copyright, in whole or in part, exclusively or non-exclusively, under federal and foreign copyright law;

                  (v) any distribution agreement, any contract, or other commitment related to the Business including agreements with any Artist, singer, musician, publisher or producer;

                  (vi) a lease under which the Company or any of its subsidiaries is the lessor;

                  (vii) a note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement, or other contract or commitment for the borrowing or lending of money relating to the Business or agreement or arrangement for a line of credit or guarantee, pledge, or undertaking of the indebtedness of any other person relating to the Business;

                  (viii) an agreement, contract, or commitment for any charitable or political contribution relating to the Business;

                  (ix) an agreement, contract, or commitment limiting or restraining the Business or any successor thereto from engaging or competing in any manner or in any business, nor, to the Knowledge of Sellers, is any employee of the Company or any of its subsidiaries subject to any such agreement, contract, or commitment; or

                  (x) a material agreement, contract, or commitment relating to the Business not made in the ordinary course of business;

                  (xi) an agreement, contract or commitment between the Company or any of its subsidiaries and any officer, director or Affiliate; or

                  (xii) any surety, fidelity or performance bonds of the Company or any of its subsidiaries required by any entity.

         The Contracts listed on SCHEDULE 3.10 are collectively the "Material Contracts." A true and correct copy of each Material Contract (or, if oral, a written description thereof) has been made available to Buyer.

         (b) Each of the Material Contracts was entered into by the Company or any of its subsidiaries in the ordinary course of business consistent with past practice, is in full force and effect and there exists no breach or violation of or default under any of such Material Contracts by the Company, any of its subsidiaries, or, to the Knowledge of Sellers, any other party to such Material Contracts or any event which, with notice or the



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lapse of time, or both, to the Knowledge of Sellers, will create a breach or violation thereof or default thereunder by the Company, any of its subsidiaries, or any other party to such Material Contracts.

         (c) Except as set forth in SCHEDULE 3.10, there exists no actual or, to the best Knowledge of Sellers, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Material Contract, which would alter the business or condition, financial or otherwise, of the Business, including without limitation, (i) the business relationship of the Company or any of its subsidiaries with any Artist, singer, musician, publisher, producer, customer, distributor, or related group of customers or distributors whose transactions with the Company or any of its subsidiaries, individually or in the aggregate, are material to the operations and financial condition of the Business, (ii) the requirements of any customer or related group of customers of the Company or any of its subsidiaries whose purchases individually or in the aggregate are material to the operations and financial condition of the Business, or (iii) the business relationship of the Company or any of its subsidiaries with any material supplier to the Business.

         (d) The Company and its subsidiaries have made accurate and timely payment of the royalties and/or other payments required by any Material Contract.

         (e) Neither the Company nor any of its subsidiaries has granted any power of attorney affecting or with respect to the Business that remains outstanding.

         (f) The Company and its subsidiaries have paid off the loan dated November 11, 2001 with SunTrust Bank, including the repayment of the $200,000.00 outstanding balance and there are no further Liabilities associated therewith.

         SECTION 3.11 LITIGATION. Except as set forth on SCHEDULE 3.11, (a) there are no outstanding Orders that relate to the Company or any of its subsidiaries; and (b) there are no claims, actions, suits or proceedings pending or, to the Knowledge of Sellers, threatened against Sellers, the Company or any of its subsidiaries, or any of their properties or assets that (i) relate to the Company or any of its subsidiaries, or (ii) are reasonably likely to have a Sellers Material Adverse Effect.

         SECTION 3.12      COMPLIANCE WITH APPLICABLE LAWS.

         (a) Except as listed on SCHEDULE 3.12, the Company and its subsidiaries are in compliance in all material respects with all Applicable Laws, and has not received any written notice alleging any violation of any such Applicable Law.

         (b) Except as listed on SCHEDULE 3.12, the Company and its subsidiaries have all material Permits necessary to conduct the Business in the manner it is presently being conducted, and all such Permits are valid and in full force and effect. Except as listed on SCHEDULE 3.12, neither the Company nor any of its subsidiaries has engaged in any activity that is reasonably likely to cause revocation or suspension of any such Permit and



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no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or, to Sellers' Knowledge, threatened.

         SECTION 3.13 ENVIRONMENTAL COMPLIANCE. (a) The Company and its subsidiaries are in compliance with all applicable Environmental Laws; (b) the Company and its subsidiaries have all material Permits required under any applicable Environmental Laws and is in compliance with their respective requirements; and (c) there are no pending or, to Sellers' Knowledge, threatened claims under Environmental Laws against the Company or any of its subsidiaries.

         SECTION 3.14      PERSONAL PROPERTY.

         (a) SCHEDULE 3.14 contains a true and correct list of each lease by the Company or any of its subsidiaries pursuant to which the Company or any of its subsidiaries leases tangible personal property (the "Personal Property Leases"). True and correct copies of each lease listed on SCHEDULE 3.14 and any amendments, extensions, and renewals thereof are attached thereto. Each of the leases described on SCHEDULE 3.14 is in full force and effect, and there are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute defaults. No rights of the Company or any of its subsidiaries under such leases have been assigned or otherwise transferred as security for any obligation of the Company or any of its subsidiaries. The consummation of the transactions provided for herein will not create or constitute a default or event of default under any such lease or require the consent of any other party to any such lease in order to avoid a default or event of default.

         (b) SCHEDULE 3.14 contains a complete and correct list of all items of tangible personal property that are owned by the Company or any of its subsidiaries (collectively, the "Owned Personal Property"). The Company and its subsidiaries have good, valid and marketable title to each item of Owned Personal Property, free and clear of all Liens other than Permitted Liens.

         (c) Except as disclosed on SCHEDULE 3.14, the Owned Personal Property and the personal property subject to the Personal Property Leases constitute all of the tangible personal property required to conduct the Business.

         (d) All of the Owned Personal Property and the Personal Property Leases used in the Business are in the name of the Company as of the date hereof.

         SECTION 3.15      REAL PROPERTY.

         (a) Neither the Company nor any of its subsidiaries owns any real property.

         (b) SCHEDULE 3.15 contains a true and correct list of each lease (the "Real Property Leases") by the Company or any of its subsidiaries of any real property (the "Leased Real Property") and a summary description of all plants and structures located on each such parcel of Leased Real Property. Each of the Real Property Leases listed on



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SCHEDULE 3.15 is in full force and effect and there is no existing default or event of default, real or claimed, or event which with notice or lapse of time or both would constitute a default thereunder by the Company or any of its subsidiaries, or, to the Knowledge of Sellers, any other party to such Real Property Leases. Except for Permitted Liens, the interest of the Company or any of its subsidiaries in the Real Property Leases is free and clear of any Liens or rights of any third parties. The consummation of the transactions provided for herein will not create or constitute a default or event of default under any Real Property Lease or require the consent of any other party to any Real Property Lease in order to avoid a default or event of default.

        (c) There is no default or breach by the Company or any of its subsidiaries, nor, to the Knowledge of Sellers, any other party thereto, under any covenants, conditions, restrictions or easements which may affect the Leased Real Property or any portion or portions thereof which are to be performed or complied with by the owner of the Leased Real Property, and no condition or circumstance exists which, with the giving of notice or the passage of time, or both, would constitute a default or breach by the Company or any of its subsidiaries, nor, to the Knowledge of Sellers, any other party thereto, under any such covenants, conditions, restrictions, rights-of-way or easements.

         (d) All of the Real Property Leases used in the Business are in the name of the Company as of the date hereof.

         SECTION 3.16      INTELLECTUAL PROPERTY.

         (a) SCHEDULE 3.16 sets forth a complete and accurate list of all patents, trademarks, trade names, service marks, domain names, copyrights and computer software used in the Business. Except as set forth on SCHEDULE 3.16, the Company owns or has the uncontested right to use all Intellectual Property necessary for the conduct of its Business as presently conducted. For purposes of this Agreement, the term "Intellectual Property" shall mean, collectively, patents, designs, inventions, trademarks, trade names, domain names, service marks, copyrights, computer software, manufacturing processes and confidential or proprietary information.

         (b) Except for the Trademark Opposition listed on SCHEDULE 3.16, no claim is pending, or to the Knowledge of Sellers threatened, and neither the Company nor any of its subsidiaries has received any written notice that the conduct of its Business (including without limitation, its use of any Intellectual Property) infringes upon, misappropriates or conflicts with any rights in Intellectual Property claimed by any third party. No claim is pending, or to the Knowledge of Sellers threatened, which alleges that any Intellectual Property owned or licensed by or to the Company or any of its subsidiaries or which the Company or any of its subsidiaries otherwise has the right to use is invalid or unenforceable by the Company or any of its subsidiaries.

         (c) Except as set forth on SCHEDULE 3.16 and as of the date identified therein, no royalties or fees are payable by the Company or any of its subsidiaries to anyone for use of the Intellectual Property. Correct and complete copies of all agreements pursuant



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to which the Company or any of its subsidiaries licenses any Intellectual
Property have been delivered to Buyer. Except as set forth on SCHEDULE 3.16, all such agreements are in full force and effect, and, to the Knowledge of Sellers, there are no existing defaults or events of default, real or claimed, or events which with or without notice or lapse of time, or both, would constitute defaults under such agreements that would give the non-defaulting party a right to terminate such agreement or a right to receive any payment pursuant to such agreement.

         SECTION 3.17      EMPLOYEE BENEFIT PLANS; ERISA.

         (a) SCHEDULE 3.17 sets forth a correct and complete list of all pension, retirement, profit sharing, deferred compensation, severance pay, vacation, bonus or other incentive plan, all other written employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently providing benefits to any of the current employees of the Company or any of its subsidiaries and/or their dependents (collectively, the "Benefit Plans").

         (b) To the Knowledge of Sellers, except as disclosed in SCHEDULE 3.17, all the Benefit Plans and the related trusts subject to ERISA comply in all material respects with and have been administered in substantial compliance with, (i) the provisions of ERISA, (ii) all provisions of the Code relating to qualification and tax exemption under Code Sections 401(a) and 501(a), and (iii) all other Applicable Laws, and Sellers have not received any written notice from any Governmental Authority questioning or challenging such compliance.

         (c) To the Knowledge of Sellers, except as disclosed in SCHEDULE 3.17, there are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans other than claims for benefits which are payable in the ordinary course, and no litigation has been commenced with respect to any Benefit Plan.

         (d) All contributions with respect to a Benefit Plan that is subject to Code Section 412 or ERISA Section 302 have or will be timely made and there is no Lien under Code Section 412(n). No "prohibited transaction" (as defined in ERISA Section 406) or "reportable event" (as defined in ERISA 4043) has occurred with respect to any Benefit Plan. Neither Sellers nor any Person affiliated with Sellers (in the manner described in Code Section 414(b), (c), (m) or (o) or
Section 4001(a)(14) of ERISA) has contributed to or been obligated to contribute to a "multiemployer plan" (within the meaning of Section 3(37) of ERISA).

         SECTION 3.18 LABOR AND EMPLOYMENT MATTERS. SCHEDULE 3.18 contains a correct and complete list of all employees of the Company and its subsidiaries as of the Closing Date, specifying for each person his or her job title. Except for the Moseley Employment Agreement and except as disclosed on SCHEDULE 3.18, the employment of all employees is terminable at will by the Company or any of its subsidiaries without any



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penalty or severance obligation of the Company or any of its subsidiaries.
Except as set forth in SCHEDULE 3.18, (i) neither the Company nor any of its subsidiaries is a party to any union agreement or collective bargaining agreement or work rules or practices agreed to with any labor organization or employee association applicable to its employees and no attempt to organize any of such employees has been made or is pending, (ii) there has been no labor strike, dispute, slowdown, stoppage or lockout against or affecting the Company or any of its subsidiaries, and (iii) no unfair labor practice charge or complaint against the Company or any of its subsidiaries is pending before the National Labor Relations Board or any similar Governmental Authority with respect to the Company's or any of its subsidiaries' employees.

         SECTION 3.19      TAX MATTERS.  Except as set forth in SCHEDULE 3.19:

         (a) All material tax and information reports, returns and related documents (collectively, the "Tax Returns") required to be filed by or with respect to the Company or any of its subsidiaries have been timely filed, all federal, state, local, foreign and other Taxes that are shown to be due on such Tax Returns have been timely paid, and all such Tax Returns are true, complete and accurate in all material respects;

         (b) Sellers have prior to the date hereof provided to Buyer copies of the portions of all federal Tax Returns applicable to the Company or any of its subsidiaries for the taxable periods ending after the date upon which Sellers formed the Company;

         (c) There are no outstanding agreements extending or waiving the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due for any taxable period with respect to any Tax for which the Company or any of its subsidiaries may be subject or liable;

         (d) No audit, assessment, collection or other proceeding by any Governmental Authority is pending or, to the Knowledge of Sellers, threatened with respect to (i) any Taxes due from or with respect to the Company or any of its subsidiaries, or (ii) any Tax Return of or with respect to the Company or any of its subsidiaries;

         (e) There are no Liens for Taxes upon the assets or properties of the Company or any of its subsidiaries, except for statutory Liens for current Taxes not yet due;

         (f) Neither the Company nor any of its subsidiaries is a party to any agreement relating to the sharing or allocation of Taxes or indemnification agreement with respect to Taxes or similar contract or arrangement;

         (g) Neither the Company nor any of its subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return nor does the Company or any of its subsidiaries have any liability for Taxes of any Person under Treas. Reg. ss. 1.1502-6 or ss. 1.1502-78 (or similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.



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         (h) The Company and its subsidiaries have, at all times of their existence, been classified either as partnerships or entities disregarded from their owners for federal tax purposes.

         SECTION 3.20 BROKERAGE AND FINANCIAL ADVISERS. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, the Company, any of its subsidiaries, Sellers or their Affiliates in connection with this Agreement or the transactions contemplated hereby.

         SECTION 3.21 CONSENTS AND APPROVALS. Except as set forth on SCHEDULE
3.10 or SCHEDULE 3.21, and except for consents required under Contracts that are not material to the Business, no consent, approval or authorization of, or filing or registration with, any Governmental Authority or any other Person, is required on the part of the Company, any of its subsidiaries or Sellers in connection with Sellers' execution and delivery of this Agreement or the Moseley Employment Agreement or the consummation by Sellers of the transactions contemplated hereby and thereby.


                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Sellers as follows:

         SECTION 4.1 CORPORATE EXISTENCE AND POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing in the State of Alabama.

         SECTION 4.2 AUTHORITY. Buyer has all requisite power and authority to execute and deliver, and to perform its obligations under this Agreement and the Moseley Employment Agreement and to consummate the transactions contemplated hereby and thereby, and the performance by Buyer of its obligations under this Agreement and the Moseley Employment Agreement have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and the Moseley Employment Agreement have been duly executed and delivered by Buyer, and subject to the due execution and delivery by Sellers will, upon due execution and delivery, be valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar Applicable Laws affecting the enforcement of creditors' rights generally, and
(ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         SECTION 4.3 GOVERNMENTAL AUTHORIZATION. Except as set forth on SCHEDULE 4.3, the consummation of the transactions contemplated hereby do not require Buyer to



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obtain any consent, approval or action of, make any filing with, or give any notice to, any Governmental Authority.

         SECTION 4.4 NON-CONTRAVENTION. Except as disclosed on SCHEDULE 4.4, the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby will not (a) violate any provision of the certificate of incorporation, bylaws or any other organizational document of Buyer, (b) violate, conflict with, result in the breach of or default under (or with notice, lapse of time, or both would result in such a breach or default), result in any modification of the effect of, provide the other contracting party the right to terminate or materially amend, or require the other contracting party to consent to the assignment or continuation of, any material Contract to which Buyer is a party, (c) violate any Order against or binding upon Buyer, (d) violate any agreement with, or condition imposed by, any Governmental Authority upon Buyer, (e) subject to obtaining the governmental authorizations referred to in Section 4.3 hereof, violate any Applicable Law, or (f) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment or a revocation of, any Permit related to Buyer's business, except for such breaches, violations, defaults, impairments or revocations that would not have a Buyer Material Adverse Effect.

         SECTION 4.5 BROKERAGE AND FINANCIAL ADVISERS. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, Buyer in connection with this Agreement or the transactions contemplated hereby.

         SECTION 4.6 SUFFICIENT FUNDS. Buyer has or will have at Closing sufficient funds available to pay the Purchase Price, to pay all fees and expenses related to the transactions contemplated hereby, and to operate the Company and its subsidiaries as going concerns.


                                    ARTICLE 5
                                    COVENANTS

         SECTION 5.1       CONDUCT OF BUSINESS.

         (a) Prior to the Closing, except as necessary to effect the transactions contemplated by this Agreement, Sellers shall cause the Company and its subsidiaries to, (i) in all material respects operate the Business as presently operated and only in the ordinary course and consistent with past practice, (ii) use commercially reasonable efforts to preserve the value of the Business, and (iii) use commercially reasonable efforts to preserve the Company's and its subsidiaries' relationships with and the goodwill of its Artists, singers, musicians, publishers, producers, customers, suppliers, employees and other Persons having business dealings with the Company or any of its subsidiaries.



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         (b) Without limiting the generality of Section 5.1(a), and except as otherwise disclosed in this Agreement or as necessary to effect the transactions contemplated by this Agreement, or except with the prior approval of Buyer (which shall not be unreasonably withheld, conditioned or delayed), Sellers will cause the Company and its subsidiaries not to:

                  (i) enter into any contract that would constitute a Material Contract, other than in the ordinary course of business consistent with past practice;

                  (ii) dispose of or acquire any asset used or to be used in the Business, other than acquisitions or dispositions in the ordinary course of business;

                  (iii) enter into, adopt or (except as may be required by Applicable Law or the terms of any such arrangement) modify or terminate any bonus, profit sharing, severance, termination, limited liability company interest purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee, or amend any such arrangement as it relates to employees (except for changes in compensation payable to any employee that is a merit or tenure increase granted in the ordinary course of business);

                  (iv) change any of the accounting principles, practices, methods or policies employed by the Company or any of its subsidiaries, except as may be required as a result of a change in Applicable Law or GAAP;

                  (v) (A) make any distribution other than the Cash Distribution, (B) issue, sell, pledge, redeem, dispose of or encumber any of its limited liability company interests, (C) amend its articles of organization, operating agreement or bylaws, (D) incur or modify any material indebtedness or other material liability, (E) make or authorize or commit for any capital expenditures other than in amounts not exceeding $10,000 in the aggregate, or (F) make any acquisition of, or investment in, assets or stock of any other Person, in excess of $10,000 in the aggregate (other than in the course of ordinary course investment activities); or

                  (vi) agree in writing or otherwise to take any of the actions described above in this Section 5.1(b).

         SECTION 5.2 CERTAIN TRANSACTIONS. From the date of this Agreement through the Closing, neither the Sellers nor the Company or any of its subsidiaries, or any of their respective officers, employees, representatives or agents, will solicit, encourage, initiate or engage in any negotiations or discussions with any Person or group (other than Buyer and its Affiliates and their respective representatives) concerning any sale or other disposition of the assets of the Company or any of its subsidiaries.



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         SECTION 5.3 INVESTIGATIONS; PRE-CLOSING ACCESS. Prior to the Closing
Date, Buyer shall be entitled, through its employees and representatives, to make such investigation of the assets, liabilities, business and operations of the Company and its subsidiaries, and such examination of the books and records of the Company and its subsidiaries, as Buyer may reasonably request; provided, however, that Buyer shall not have any contact with any vendors or customers of the Company or any of its subsidiaries or other similar third parties without the prior written consent of Sellers, which consent shall not unreasonably be withheld. Any investigation, examination or interview by Buyer of the Company's or any of its subsidiaries' employees or access pursuant to any of the provisions of this Section 5.3 shall only be conducted or occur at reasonable times upon reasonable prior notice; and each of the parties hereto, and its respective employees and representatives, including, without limitation, counsel, investment bankers, and independent public accountants, shall cooperate with the other's employees and representatives, as the case may be, in connection with such review and examination.

         SECTION 5.4 POST-CLOSING ACCESS.

         (a) Following the Closing Date, Sellers shall allow Buyer upon reasonable prior notice and during regular business hours, through Buyer's employees and representatives, the right, at Buyer's expense, to examine and make copies of any books and records retained by Sellers to the extent they relate to the Company or any of its subsidiaries, for any reasonable business purpose concerning the conduct of the Business prior to the Closing Date. Access to such books and records shall be at Buyer's expense.

         (b) Following the Closing Date, Buyer shall maintain the Books and Records for a minimum period of seven years and, during such time period, shall allow Sellers, upon reasonable prior notice and during regular business hours, the right, at Sellers' expense, to examine and make copies of the Books and Records transferred to Buyer at the Closing for any reasonable business purpose. Access to such Books and Records shall be at Sellers' expense and may not unreasonably interfere with Buyer's, the Company's or any of its subsidiaries' or any successor company's business operations.

         SECTION 5.5 FILINGS; OTHER ACTIONS; NOTIFICATIONS. Sellers and Buyer shall cooperate with each other and use (and shall cause their respective Affiliates to use) all commercially reasonable efforts to do or cause to be done all things necessary, proper or advisable on its part under this Agreement and Applicable Laws to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings. Sellers and Buyer each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Sellers or Buyer, as the case may be, or any of their Affiliates, from any third party or Governmental Authority with respect to the transactions contemplated by this Agreement. Sellers and Buyer each shall give prompt notice to the other of any change that is reasonably likely to result in a Sellers Material Adverse Effect or Buyer Material Adverse Effect, respectively.



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         SECTION 5.6 FURTHER ASSURANCES. On and after the Closing Date, Sellers
(as reasonably requested from time to time by Buyer) and Buyer (as reasonably requested from time to time by Sellers) shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) which may be reasonably necessary to carry out any of the provisions of this Agreement.

         SECTION 5.7 EXPENSES. Except as otherwise specifically provided in this Agreement, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, investment bankers, actuaries and accountants.

         SECTION 5.8 TAX MATTERS.

         (a) Tax Periods Ending on or Before the Closing Date.

                  (i) Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its subsidiaries for all periods ending on or prior to the Closing Date which are to be filed after the Closing Date ("Pre-Closing Tax Returns"). The Pre-Closing Tax Returns shall be prepared by Sellers in a manner that is, to the extent permitted by law, consistent with the last Tax Return filed by Sellers prior to the date of this Agreement in each relevant jurisdiction with respect to the Company and its subsidiaries. A copy of the Pre-Closing Tax Returns shall be submitted to the Buyer at least thirty (30) days prior to their due date, including extensions.

                  (ii) The Sellers shall pay all Taxes of the Company and its subsidiaries with respect to such periods ending on or prior to the Closing Date.

         (b) Tax Periods Beginning Before and Ending After the Closing Date.

                  (i) Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company and its subsidiaries for Tax periods which begin before the Closing Date and end after the Closing Date ("Straddle Period Tax Returns"). The Straddle Period Tax Returns shall be prepared by Buyer in a manner that is, to the extent permitted by law, consistent with the last Tax Return filed prior to the date of this Agreement in each relevant jurisdiction with respect to the Company and its subsidiaries. The Straddle Period Tax Returns shall be submitted to the Sellers at least forty-five (45) days prior to their due date, including extensions. The Sellers shall have the right to conduct a reasonable review of the Straddle Period Tax Returns prepared by Buyer and Buyer shall not file such Straddle Period Tax Returns without the prior written consent of the Sellers, which consent shall not be unreasonably withheld or delayed. Any dispute regarding the Straddle Period Tax Returns shall be resolved pursuant to



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         the Tax Dispute Resolution Mechanism. Following the resolution of any such dispute, Buyer shall prepare and timely file the Straddle Period Tax Returns, as modified based on the resolution of any dispute.

                  (ii) The Sellers shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes allocable to the portion of such Taxable period ending on the Closing Date (based on the method described in Section 5.8(b)(iii)).

                  (iii) For purposes of this Agreement, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and its subsidiaries.

         (c) Cooperation on Tax Matters. The Buyer and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company, its subsidiaries and the Sellers agree
(i) to retain all books and records with respect to Tax matters pertinent to the Company or any of its subsidiaries relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Sellers, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company, its subsidiaries or the Sellers, as the case may be, shall allow the other party to take possession of such books and records. The Buyer and the Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that



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could be imposed (including, but not limited to, with respect to the transactions contemplated by this Agreement).

         (d) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne by the Sellers. The Company and its subsidiaries will file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by any Applicable Law, the Sellers will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation. The parties will cooperate to the extent reasonably necessary to prepare such filings or returns as may be required.

         SECTION 5.9 DISCLOSURE SUPPLEMENTS. From time to time prior to the Closing, and as soon as reasonably practicable following a material event, Sellers shall supplement or amend its Schedules hereto (i) with respect to any matter that was required to be disclosed or set forth in a Schedule on the date of this Agreement but was omitted from such Schedule (a "Pre-Signing Matter"), and (ii) with respect to any matter that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in a Schedule or that is necessary to correct any information in a Schedule that has been rendered inaccurate thereby (a "Post-Signing Matter"); provided however, that Buyer may unilaterally extend the Closing Date to allow Buyer five (5) Business Days to review such supplements prior to the Closing Date.

         SECTION 5.10 CERTAIN EMPLOYEE MATTERS. Buyer agrees to pay severance benefits and/or retention bonuses to Dan D. Michaels, Dana M. Salsedo and Robert
C. Erlanson in the amounts shown on SCHEDULE 5.10 and upon the terms and subject to the conditions of Employee Retention and Severance Agreements in substantially the form of Exhibit B hereto, provided that each individual is employed by the Company as of the Closing Date.

         SECTION 5.11 NEGOTIATION OF MARKETING DISTRIBUTION AGREEMENT. After the Closing Date, Buyer agrees to negotiate a general retail market distribution agreement for the products of the current Artists of the Company such that the net proceeds (after deducting all reimbursable costs from the Artist portion of net sales) payable to the Artist will be at least as favorable as under the Company's current arrangement with WEA Distribution Company.

         SECTION 5.12 PUBLICITY. The parties agree to consult with each other before making any press releases or other public disclosure related to this Agreement or the transaction contemplated hereby.

         SECTION 5.13 COMPANY HEADQUARTERS. The parties agree that the Company, its subsidiaries or other subsidiary of the Buyer conducting the Business, will continue to be headquartered in the metropolitan Nashville, Tennessee area from the Closing Date through the duration of the Moseley Employment Agreement.



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         SECTION 5.14 ABANDONMENT OF TRADEMARK. Buyer will immediately abandon the use of any corporate name, trade name, trademark or service mark that consists in whole or in part of the terms "M2" or "M2.0" upon the direction of Jeffory Moseley, provided that Mr. Moseley will consult with Buyer and keep Buyer apprised of any and all material developments in the Trademark Litigation.


                                    ARTICLE 6
                              CONDITIONS TO CLOSING

         SECTION 6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to consummate the transactions contemplated hereby are subject to the fulfillment prior to or at Closing of the following conditions, unless waived by both parties in writing:

         (a) No Applicable Law or Order shall be in effect that prohibits or enjoins, and no litigation, action or other proceeding shall be pending that seeks to prohibit or enjoin or that seeks material monetary damages with respect to, the consummation of the transactions contemplated hereby.

         SECTION 6.2 CONDITIONS TO OBLIGATIONS OF SELLERS. The obligations of Sellers to consummate the transactions contemplated hereby are subject to the fulfillment prior to or at Closing of the following conditions, unless waived by Sellers in writing:

         (a) (i) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively) and each of those covenants and obligations (considered individually) shall have been duly performed and complied with in all material respects, (ii) each of Buyer's representations and warranties contained in this Agreement shall be true and correct in all material respects (ignoring, for this purpose, any materiality or material adverse effect qualifications to such representations and warranties) as of the date of this Agreement and as of the Closing Date as if made on the Closing Date (except as to any representation or warranty which specifically relates to an earlier date), and (iii) Sellers shall have received a certificate signed by a duly authorized officer of Buyer to the effect that the foregoing conditions have been satisfied. Compliance with covenants and obligations and accuracy of representations and warranties shall be determined without regard to supplements or amendments to Schedules made pursuant to Section 5.9.

         (b) Sellers shall have received from Buyer a certified copy of the resolutions duly adopted by Buyer's board of directors approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.



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         SECTION 6.3 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of
Buyer to consummate the transactions contemplated hereby are subject to the fulfillment prior to or at Closing of the following conditions, unless waived by Buyer in writing:

         (a) (i) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively) and each of those covenants and obligations (considered individually) shall have been duly performed and complied with in all material respects, (ii) each of Sellers' representations and warranties contained in this Agreement shall be true and correct in all material respects (ignoring, for this purpose, any materiality or material adverse effect qualifications to such representations and warranties) as of the date of this Agreement and as of the Closing Date as if made on the Closing Date (except as to any representation or warranty which specifically relates to an earlier date), and (iii) Buyer shall have received a certificate signed by the Sellers to the effect that the foregoing conditions have been satisfied. Compliance with covenants and obligations and accuracy of representations and warranties shall be determined without regard to supplements or amendments to Schedules made pursuant to Section 5.9.

         (b) The approvals and consents listed on SCHEDULE 6.3 shall have been received or deemed received in each case without any conditions, restrictions or limitations.

         (c) All of the Real Property Leases used in the Business and in the name of INPOP shall have been transferred to the Company.

         (d) All of the Material Contracts are in full force and effect as of the Closing Date.

         (e) There shall not have been any distributions of any kind from the Company to any Person from May 31, 2002 through the Closing Date, provided, however, that (i) on the Closing Date, and upon the terms and subject to the conditions of this Agreement, Sellers may cause the Company to make the Cash Distribution from Available Cash, and (ii) prior to the Closing Date, the Sellers may cause the Company to make a distribution to Jeffory Moseley of the Company's equity interest in INPOP, representing the Company's initial investment of $100,000.00 in INPOP.

         (f) Magnificat Music, L.L.C. is a wholly owned subsidiary of the Company as of the Closing Date.

         (g) Carmen Moseley and the Jeff and Carmen Moseley Charitable Remainder Unitrust have executed and delivered, pursuant to Section 2.4(b)(vii) of this Agreement, releases (the "Distribution Releases") in which they have (i) consented to the Cash Distribution being distributed exclusively to Jeffory Moseley on the Closing Date, (ii) absolutely, unconditionally and irrevocably released and forever discharged the Company, its subsidiaries, Buyer, and each of their Affiliates and respective past, present and future officers, directors, employees, agents, representatives, stockholders, successors



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and assigns from and against any and all actions, causes of action, claims, demands, obligations, contracts, agreements, debts, liabilities, and damages whatsoever relating to any and all rights to any distributions made by the Company, and (iii) waived any and all provisions in the Company's Articles of Organization and Operating Agreement relating to any distributions made by the Company.

         (h) There shall not have been any Sellers Material Adverse Effect with respect to the Company, its subsidiaries or their assets between the date hereof and the Closing Date, and Buyer shall have received a certificate dated as of the Closing Date, signed by Sellers to such effect.


                                    ARTICLE 7
                                   TERMINATION

         SECTION 7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by mutual written consent of Sellers and Buyer.

         SECTION 7.2 TERMINATION BY EITHER SELLERS OR BUYER. This Agreement may be terminated and the transactions contemplated hereby may be abandoned (i) by either Sellers or Buyer if the Closing shall not have occurred by July 31, 2002 (the "Termination Date"); (ii) by either Sellers or Buyer if any Order permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement shall become final and non-appealable; provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the transactions contemplated by this Agreement to be consummated.

         SECTION 7.3 TERMINATION BY SELLERS. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date by Sellers if there has been a material breach by Buyer of any representation, warranty, covenant or agreement contained in this Agreement that, together with all such breaches, would prevent any of the conditions set forth in Article 6 from being satisfied (other than by waiver) prior to the Termination Date and that is not curable or, if curable, is not cured within 20 days after written notice of such breach is given by Sellers to Buyer.

         SECTION 7.4 TERMINATION BY BUYER. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date by Buyer if there has been a material breach by Sellers of any representation, warranty, covenant or agreement contained in this Agreement that, together with all such breaches, would prevent any of the conditions set forth in Article 6 from being satisfied (other than by waiver) prior to the Termination Date and that is not curable or, if curable, is not cured within 20 days after written notice of such breach is given by Buyer to Sellers.



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         SECTION 7.5 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the transactions pursuant to this Article 7, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.


                                    ARTICLE 8
                                 INDEMNIFICATION

         SECTION 8.1 SURVIVAL. All representations and warranties, and all pre-closing covenants and agreements, made or undertaken by the parties in this Agreement shall survive the Closing for a period of eighteen (18) months following the Closing Date.

         SECTION 8.2 OBLIGATION OF SELLERS TO INDEMNIFY. Subject to the limitations set forth in this Article 8, Sellers agree to jointly and severally indemnify Buyer and hold Buyer harmless from and against all Losses asserted against, imposed upon or incurred by the Company, its subsidiaries or Buyer resulting from, arising out of, based upon or otherwise in respect of any of the following:

         (a) any breach of or inaccuracy in any representation or warranty of Sellers contained in this Agreement;

         (b) any breach of any covenant or agreement made or to be performed by Sellers pursuant to this Agreement;

         (c) the issues involved in trademark Opposition No. 124,775 filed by M2 Software, Inc. against App. Ser. No. 75/793,810 for the mark M2.0 & Design (the "Trademark Opposition"), whether in connection with the Trademark Opposition or related claims or litigation (the "Trademark Litigation"), including without limitation all Losses incurred by Buyer resulting from the Company executing a written settlement agreement with M2 Software, Inc., reasonably acceptable to Buyer, that fully and finally resolves the issues involved in the Trademark Litigation and that releases the Buyer, Sellers, Company, their subsidiaries and officers, directors, representatives, successors and assigns (collectively the "Released Parties") from all past, present and future claims by M2 Software, Inc., its successors and assigns against the Released Parties arising out of or relating in any way to the Released Parties' adoption, use, registration or attempt to register any corporate name, trade name, trademark or service mark that consists in whole or in part of the terms "M2" or "M2.0"; or

         (d) the reasonable costs to Buyer of enforcing this indemnity against Sellers.


         SECTION 8.3 OBLIGATION OF BUYER TO INDEMNIFY. Subject to the limitations contained in this Article 8, Buyer agrees to indemnify and hold Sellers harmless from and



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against all Losses asserted against, imposed upon or incurred by Sellers resulting from, arising out of, based upon or otherwise in respect of any of the following:

         (a) any breach of or inaccuracy in any representation or warranty of Buyer contained in this Agreement;

         (b) any breach of any covenant or agreement made or to be performed by Buyer pursuant to this Agreement; or

         (c) the reasonable costs to Sellers of enforcing this indemnity against Buyer.

         SECTION 8.4 NOTICE OF LOSS, ASSERTED LIABILITY. Promptly after (a) becoming aware of circumstances that have resulted in a Loss for which a party entitled to indemnification pursuant to Section 8.2 or Section 8.3 intends to seek indemnification under such Section (the "Indemnified Party") or (b) receipt by the Indemnified Party of written notice of any demand, claim or circumstances which, with the lapse of time, the giving of notice or both, would give rise to a claim or the commencement of any litigation that may result in a Loss (an "Asserted Liability"), the Indemnified Party shall give notice thereof (the "Claims Notice") to any other party obligated to provide indemnification pursuant to Section 8.2 or Section 8.3 (the "Indemnifying Party"). The Claims Notice shall describe the Loss or the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss or Asserted Liability that has been or may be suffered by the Indemnified Party. If a Claims Notice is not provided promptly as required by this Section 8.4, the Indemnified Party nonetheless shall be entitled to indemnification by the Indemnifying Party except to the extent that the Indemnifying Party is prejudiced by such late receipt of the Claims Notice.

         SECTION 8.5 OPPORTUNITY TO CONTEST. The Indemnifying Party may elect to compromise or contest, at its own expense, any Asserted Liability. If the Indemnifying Party elects to compromise or contest such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnified Party of its intent to do so by sending a notice to the Indemnified Party (the "Contest Notice"), and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise or contest of such Asserted Liability. If the Indemnifying Party elects not to compromise or contest the Asserted Liability, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnified Party (upon further notice to the Indemnifying Party) shall have the right to pay, compromise or contest such Asserted Liability on behalf of and for the account and risk of the Indemnifying Party. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the contest of such Asserted Liability. Sellers and Buyer shall cooperate fully with the other as to all Asserted Liabilities, shall make available to each other as reasonably requested all information, records, and documents relating to all Asserted Liabilities and shall preserve all such information, records, and documents until the termination of any Asserted Liability. Sellers and Buyer also shall make available to the other, as reasonably requested, its personnel, agents, and other representatives who are responsible for



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preparing or maintaining information, records, or other documents, or who may have particular knowledge with respect to any Asserted Liability.

         SECTION 8.6 SETTLEMENT. No settlement of an Asserted Liability under this Article 8 shall be made without the prior written consent by or on behalf of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party assumes the defense of such Asserted Liability, (i) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's consent unless (A) there is no finding or admission of any violation of Law on the part of Indemnified Party and no effect on any other claim that may be made against the Indemnified Party, (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (C) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such Asserted Liability, and (ii) the Indemnified Party shall have no liability with respect to any compromise or settlement thereof effected without its consent.

         SECTION 8.7 PROCEDURES FOR INDEMNIFICATION. Upon determination of the amount of an Asserted Liability that is binding on both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall pay the amount of such Asserted Liability by wire transfer of immediately available funds within ten
(10) days of the date such amount is determined. Buyer shall have the right to offset any unpaid amount owed by Sellers under this Article 8 hereof against the Retention Bonus, as defined in Paragraph 3(b) of the Moseley Employment Agreement, attached as Exhibit A hereto.

         SECTION 8.8 LIMITATIONS ON INDEMNIFICATION.

         (a) The Indemnifying Party shall indemnify the Indemnified Party only when the aggregate of all such Losses or Asserted Liabilities exceeds $50,000 (the "Threshold Amount"). After the aggregate of all such Losses or Asserted Liabilities suffered by the Indemnified Party exceeds the Threshold Amount, the Indemnifying Party shall be required to indemnify the Indemnified Party for all such Losses or Asserted Liabilities in excess of the Threshold Amount. In no event shall the Indemnifying Party be required to make indemnification payments hereunder in the aggregate exceeding the Purchase Price.

         (b) No party otherwise entitled to indemnification under this Agreement shall be indemnified pursuant to this Agreement to the extent that such party's Losses are increased or extended by the willful misconduct, violation of Applicable Law or bad faith of such party. Prior to the execution of this Agreement and Closing Date, Buyer has conducted its own due diligence investigation of the affairs of the Company. In the course of such investigation, Buyer has not discovered any Pre-Signing Matter or any Post-Signing Matter that was omitted from any Schedule or the existence of which otherwise would have caused any of the representations or warranties of Sellers to be inaccurate or untruthful in any respect that was not disclosed to Sellers. If the Closing occurs, Sellers shall not be required to indemnify Buyer with respect to any Pre-Signing



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Matter or Post-Signing Matter disclosed to Buyer prior to Closing in accordance with Section 5.9, and the consummation by Buyer of the transactions contemplated hereby shall constitute a waiver of any claim, hereunder or otherwise, against Sellers based in any way on or arising out of any Pre-Signing Matter or Post-Signing Matter so disclosed.

         (c) The limitations of this Section 8.7 shall not apply to indemnification under Section 8.2(c) hereof.

         SECTION 8.9 SOLE REMEDY. Each party's sole and exclusive remedy for any breach of this Agreement by the other party shall be as provided under this
Article 8.

         SECTION 8.10 CERTAIN REDUCTIONS; SUBROGATION RIGHTS. All indemnification payments payable hereunder shall be reduced by the net amount of insurance proceeds received by, or any net Tax benefits inuring to the benefit of, the Indemnified Party as a result of the Loss for which the Indemnified Party is seeking indemnification. In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article 8, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the Loss to which such indemnification relates; provided, however, that the Indemnifying Party shall only be subrogated to the extent of any amount paid by it pursuant to this
Article 8 in connection with such Loss.

         SECTION 8.11 EFFECT OF INDEMNIFICATION. Any indemnity payment made hereunder shall be treated by Sellers and Buyer as an adjustment to the Purchase Price.

         SECTION 8.12 ARBITRATION. All disputes arising under this Article 8 shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the parties hereto in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Mobile, Alabama as may be specified by the arbitrator (or any place agreed to by the parties hereto and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Article 8; provided, however, if necessary, such decision and satisfaction procedure may be enforced by either Sellers or Buyer in any court of record having jurisdiction over the subject matter or over either of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Indemnifying Party as one party and the Indemnified Party as the other party. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.




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                                    ARTICLE 9
                                  MISCELLANEOUS

         SECTION 9.1 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any person or entity, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         SECTION 9.2 AMENDMENTS. This Agreement may be amended only by a subsequent writing signed by both parties. No course of performance by either party hereto shall be deemed to modify or amend this Agreement unless the same shall be consented to in a writing signed by both parties.

         SECTION 9.3 WAIVERS.

         (a) Prior to or at the Closing, Buyer shall have the right to waive any default in the performance of any term of this Agreement by Sellers, to waive or extend the time for the compliance or fulfillment by Sellers of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Buyer under this Agreement, except any condition which, if not satisfied, would result in the violation of any Applicable Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Buyer.

         (b) Prior to or at the Closing, Sellers shall have the right to waive any default in the performance of any term of this Agreement by Buyer, to waive or extend the time for the compliance or fulfillment by Buyer of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Sellers under this Agreement, except any condition which, if not satisfied, would result in the violation of any Applicable Law. No such waiver shall be effective unless in writing signed by Sellers.

         (c) The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         SECTION 9.4 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise), in whole or in part, without the prior written consent of the other party. Subject to the preceding sentence,



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this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 9.5 NOTICES. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by certified mail, postage pre-paid, or by courier or overnight carrier, to the Persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         (a)      If to Sellers to:

                           Jeffory Moseley
                           5055 Lakeview Drive
                           Nashville, Tennessee  37220
                           Telephone:       (615) 777-2500
                           Facsimile:       (615) 376-0532

                  with a copy (which shall not constitute notice for purposes of this Agreement) to:

                           Sherrard & Roe
                           424 Church Street
                           Suite 2000
                           Nashville, Tennessee 37219
                           Attention:  Andree Blumstein
                           Telephone:       (615) 742-4200
                           Facsimile:       (615) 742-4539

         (b)      If to Buyer:

                           Integrity Media, Inc.
                           1000 Cody Road
                           Mobile, Alabama 36695
                           Attention: P. Michael Coleman
                           Telephone:       (251) 633-9000
                           Facsimile:       (251) 633-3476

                  with a copy (which shall not constitute notice for purposes of this Agreement) to:

                           Alston & Bird LLP
                           1201 West Peachtree Street
                           Atlanta, Georgia  30309-3424
                           Attention:  Alexander W. Patterson
                           Telephone:       (404) 881-7688
                           Facsimile:       (404) 881-4777



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         SECTION 9.6 GOVERNING LAW. Notwithstanding the place where this
Agreement may be executed by any of the parties, the parties expressly agree that this Agreement shall in all respects be governed by, and construed in accordance with, the Applicable Laws of the State of Delaware.

         SECTION 9.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         SECTION 9.8 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         SECTION 9.9 INTERPRETATIONS. No uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         SECTION 9.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.



                           [Signatures on Next Page]



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                                                                  EXECUTION COPY


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.





                                            INTEGRITY MEDIA, INC.



                                            By:      /s/ P. Michael Coleman
                                               ---------------------------------

                                            Name:    P. Michael Coleman
                                                 -------------------------------

                                            Title:   President
                                                  ------------------------------



                                            JEFFORY MOSELEY


                                                     /s/ Jeffory Moseley
                                            ------------------------------------



                                            CARMEN MOSELEY


                                                     /s/ Carmen Moseley
                                            ------------------------------------





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                                                                  EXECUTION COPY



                                            JEFF AND CARMEN MOSELEY
                                            CHARITABLE REMAINDER UNITRUST



                                            By:      /s/ Jeffory Moseley
                                               ---------------------------------

                                            Name:    Jeffory Moseley
                                                 -------------------------------

                                            Title:   Trustee
                                                  ------------------------------


                                            By:      /s/ Carmen Moseley
                                               ---------------------------------

                                            Name:    Carmen Moseley
                                                 -------------------------------

                                            Title:   Trustee
                                                  ------------------------------





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